Exhibit 99.1

Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
News Release	414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately

Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727 David Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS 2010 FIRST QUARTER RESULTS

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Net loss of $140.5 million or $0.27 per share for first quarter 2010.

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Net interest margin rose 18 basis points to 3.13 percent from prior quarter.

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Continued stabilization in credit quality.

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Early stage delinquencies fell slightly from fourth quarter 2009 – the fourth consecutive quarterly decline and the lowest level since December 2007.

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Nonperforming loan inflows dropped 29 percent from prior quarter to $674 million – the lowest level since third quarter 2008.

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Nonperforming loans decreased from fourth quarter 2009 – the third consecutive quarterly decline.

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Allowance for loan and lease losses at quarter-end was over $1.5 billion, or 3.55 percent of total loans and leases.

Milwaukee, Wis. – April 20, 2010 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today reported a 2010 first quarter net loss of $140.5 million, or $0.27 per share, as compared to a net loss of $116.9 million, or $0.44 per share, in the first quarter of 2009.

“Our first quarter results reinforce our confidence that a credit quality recovery is underway at M&I,” said Mark Furlong, president and CEO, Marshall & Ilsley Corporation. “We anticipate a relative stabilization of credit quality trends, reflecting sustained improvement in early-stage delinquencies, reduced inflows, and continued aggressive strategies to work out or sell problem credits. We are pleased with the Company’s progress, but realize hard work remains to improve credit quality. M&I remains committed to returning the Company to profitability as soon as possible.”

Net Interest Income

The Corporation’s net interest income (FTE) was $409.1 million for the first quarter of 2010, up $3.0 million or 1 percent compared to the fourth quarter of 2009. The net interest margin was 3.13 percent, up 18 basis points from the previous quarter. During the first quarter of 2010, M&I’s net interest margin benefited from lower funding costs and partial deployment of excess liquidity.

Asset Quality

M&I continued to proactively address credit quality in the first quarter of 2010 by identifying and writing down troubled assets, selling problem loans, reducing exposure to construction and development loans, and building loan loss reserves.

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Provision for loan and lease losses was $458.1 million in the first quarter of 2010, down $180.9 million or 28 percent versus the fourth quarter of 2009. Net charge-offs for the period were $423.4 million, falling $148.9 million or 26 percent compared to the prior quarter.

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Construction and development (C&D) exposure declined from the fourth quarter of 2009 to slightly less than 12.0 percent of total loans. Arizona C&D exposure fell 69 percent since the fourth quarter of 2007.

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Allowance for loan and lease losses at quarter-end was over $1.5 billion, or 3.55 percent of total loans and leases, an increase of 20 basis points from the prior quarter.

Asset quality trends demonstrated further stabilization through lower early stage delinquencies, nonperforming loan inflows, and nonperforming loans.

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Early stage delinquencies fell slightly from the fourth quarter of 2009 – the fourth consecutive quarterly decline and the lowest level since December 2007.

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Nonperforming loan inflows dropped 29 percent from the prior quarter to $674 million – the lowest level since third quarter 2008.

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Nonperforming loans decreased $91 million, or 4 percent from the fourth quarter of 2009 – the third consecutive quarterly decline.

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Nonperforming loans and leases were 4.58 percent (or 2.93 percent excluding nonperforming loans and leases less than ninety days past due) of total loans and leases at March 31, 2010, compared to 4.62 percent at December 31, 2009.

Non-Interest Income

The Corporation’s non-interest income was $227.6 million for the first quarter of 2010 compared to $176.7 million for the first quarter of 2009. A gain on sale of M&I’s merchant processing portfolio of $48.3 million was unique to the current quarter. Wealth Management revenue was $68.1 million for the current quarter, exceeding the same quarter last year by $5.4 million or 9 percent. Assets under management and assets under administration were $32.7 billion and $124.6 billion, respectively, at March 31, 2010, compared to $29.7 billion and $101.5 billion, respectively, at March 31, 2009.

Non-Interest Expense

M&I’s non-interest expense was $371.9 million for the first quarter of 2010 compared to $345.5 million for the first quarter of 2009. The Corporation’s non-interest expense was down $37.5 million or 9 percent versus the prior quarter. Credit-related expenses (meaning expenses associated with collection efforts and carrying nonperforming assets) were $46.5 million for the current quarter versus $42.0 million in the same period last year and $69.1 million in the prior quarter. After adjusting for certain net credit-related expenses and other one-time items, M&I’s efficiency ratio was 56.0 percent in the current quarter.

Loan and Deposit Growth

M&I’s average loans and leases totaled $43.5 billion for the first quarter of 2010, decreasing $6.3 billion or 13 percent compared to the first quarter of 2009. When adjusted for the targeted reduction in the Corporation’s construction and development portfolio, loans fell $3.0 billion or 7 percent versus the same period last year. Loan balances continued to be negatively impacted by lower utilization rates on commercial lines of credit and the depressed real estate markets.

The Corporation’s average deposits totaled $41.9 billion for the first quarter of 2010, rising $2.2 billion or 6 percent versus the first quarter of 2009. M&I’s core deposits posted strong growth over the past year, reflecting expanded product offerings. The Corporation’s average noninterest bearing deposits totaled $7.8 billion for the first quarter of 2010, increasing $1.3 billion or 21 percent compared to the first quarter of 2009. M&I’s average savings accounts totaled $2.6 billion for the first quarter of 2010, increasing $1.7 billion or 191 percent compared to the first quarter of 2009.

Balance Sheet and Capital Management

The Corporation’s consolidated assets and total equity were $56.6 billion and $6.9 billion, respectively, at March 31, 2010, compared to $61.8 billion and $6.3 billion, respectively, at March 31, 2009. There were 527.1 million common shares outstanding at March 31, 2010, versus 265.7 million outstanding at March 31, 2009. In the first quarter of 2010, M&I’s net loss included $25.1 million or $0.05 per share for dividends on the Corporation’s Senior Preferred Stock, Series B, owned by the U.S. Treasury under the Capital Purchase Program.

M&I’s tangible common equity ratio was 8.1 percent at March 31, 2010, compared to 6.4 percent at March 31, 2009.

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. (Central Daylight Time) Tuesday, April 20, regarding first quarter results. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly results conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 3:00 p.m. on April 20 and will run through 5:00 p.m. May 18, by calling 1-800-642-1687 and entering pass code 647 74 065. Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on April 20.

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About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $56.6 billion in assets. Founded in 1847, M&I Marshall

& Ilsley Bank is the largest Wisconsin-based bank, with 192 offices throughout the state. In addition, M&I has 53 locations throughout Arizona; 33 offices in Indianapolis and nearby communities; 36 offices along Florida’s west coast and in central Florida; 15 offices in Kansas City and nearby communities; 26 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.” Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) general business and economic conditions, including credit risk and interest rate risk, (ii) M&I’s exposure to increased credit risks associated with its real estate loans, (iii) various factors, including changes in economic conditions affecting borrowers, new information regarding existing loans and identification of additional problem loans, which could require an increase in M&I’s allowance for loan and lease losses, (iv) federal and state agency regulation and enforcement actions, which could limit M&I’s activities, increase its cost structures or have other negative effects on M&I, (v) M&I’s ability to maintain required levels of capital, (vi) the impact of recent and future legislative initiatives on the financial markets or on M&I, (vii) M&I’s exposure to the actions and potential failure of other financial institutions, (viii) volatility in M&I’s stock price and in the capital and credit markets in general, and (ix) those factors referenced in Item 1A. Risk Factors in M&I’s Annual Report on Form 10-K for the year ended December 31, 2009 and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release.  Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this press release.

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended March 31,		Percent
	2010	2009	Change
PER COMMON SHARE DATA

Diluted:
Net Income (Loss)	($0.27)	($0.44)	n.m. %

Basic:
Net Income (Loss)	(0.27)	(0.44)	n.m.

Dividend Declared per Common Share	0.01	0.01	0.0
Book Value per Common Share	9.95	17.45	-43.0
Common Shares Outstanding (millions):
Average - Diluted	524.1	264.5	98.1
End of Period	527.1	265.7	98.4

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$409.1	$408.8	0.1%
Provision for Loan and Lease Losses	458.1	477.9	-4.1

Wealth Management	68.1	62.7	8.7
Service Charges on Deposits	32.1	35.3	-9.1
Mortgage Banking	6.4	10.8	-41.2
Net Investment Securities Gains (Losses)	0.1	0.1	41.7
Other	120.9	67.8	78.2
Total Non-Interest Revenues	227.6	176.7	28.8

Salaries and Employee Benefits	161.6	155.2	4.1
Net Occupancy and Equipment	34.1	33.8	0.9
FDIC Insurance	27.3	15.1	80.4
Intangible Amortization	5.1	5.8	-11.3
Other	143.8	135.6	6.0
Total Non-Interest Expenses	371.9	345.5	7.6

Tax Equivalent Adjustment	5.7	7.1	-19.9
Pre-Tax Income (Loss)	(199.0)	(245.0)	n.m.
Provision (Benefit) for Income Taxes	(83.6)	(153.0)	n.m.
Net Income (Loss) Attributable to M&I	($115.4)	($92.0)	n.m.
Preferred Dividends	(25.1)	(24.9)
Net Income (Loss) Attributable to M&I Common
Shareholders	($140.5)	($116.9)	n.m. %

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.13%	2.82%
Interest Spread (FTE)	2.78	2.48

Efficiency Ratio	58.4%	59.0%

Equity / Assets (End of Period)	12.15%	10.12%

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	As of March 31,		Percent
	2010	2009	Change
ASSETS ($millions)
Cash & Due From Banks	$589	$745	-21.0%
Trading Assets	255	687	-62.9
Short - Term Investments	2,021	451	347.9
Investment Securities	7,625	7,728	-1.3
Loans and Leases:
Commercial Loans & Leases	12,315	15,108	-18.5
Commercial Real Estate	13,532	12,999	4.1
Residential Real Estate	4,824	5,711	-15.5
Construction and Development	5,106	8,251	-38.1
Home Equity Loans & Lines	4,590	5,025	-8.7
Personal Loans and Leases	2,282	2,151	6.1
Total Loans and Leases	42,649	49,245	-13.4
Reserve for Loan & Lease Losses	(1,515)	(1,352)	12.1
Premises and Equipment, net	558	570	-2.2
Goodwill and Other Intangibles	739	758	-2.6
Other Assets	3,648	2,958	23.4
Total Assets	$56,569	$61,790	-8.4%

LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,788	$6,988	11.4%
Interest Bearing:
Savings and NOW	7,373	3,628	103.2
Money Market	12,758	10,614	20.2
Time	13,830	17,725	-22.0
Foreign	233	609	-61.7
Total Interest Bearing	34,194	32,576	5.0

Total Deposits	41,982	39,564	6.1
Short - Term Borrowings	894	5,336	-83.2
Long - Term Borrowings	5,865	9,539	-38.5
Other Liabilities	958	1,100	-13.0
Total Liabilities	49,699	55,539	-10.5
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,859	6,240	9.9
Noncontrolling Interest in Subsidiaries	11	11	8.5
Total Equity	6,870	6,251	9.9
Total Liabilities & Equity	$56,569	$61,790	-8.4%

	Three Months Ended March 31,		Percent
	2010	2009	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$687	$803	-14.5%
Trading Assets	253	585	-56.8
Short - Term Investments	1,721	570	201.8
Investment Securities	7,454	7,689	-3.1
Loans and Leases:
Commercial Loans and Leases	12,687	15,292	-17.0
Commercial Real Estate	13,587	12,872	5.6
Residential Real Estate	4,868	5,768	-15.6
Construction and Development	5,429	8,671	-37.4
Home Equity Loans and Lines	4,645	5,064	-8.3
Personal Loans and Leases	2,318	2,149	7.9
Total Loans and Leases	43,534	49,816	-12.6
Reserve for Loan & Lease Losses	(1,535)	(1,245)	23.3
Premises and Equipment, net	563	569	-1.1
Goodwill and Other Intangibles	741	761	-2.6
Other Assets	3,676	2,889	27.2
Total Assets	$57,094	$62,437	-8.6%

Memo:
Average Earning Assets	$52,962	$58,660
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$52,957	$58,719

AVG LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,819	$6,482	20.6%
Interest Bearing:
Savings and NOW	7,227	3,530	104.7
Money Market	11,936	10,631	12.3
Time	14,680	17,901	-18.0
Foreign	248	1,123	-77.9
Total Interest Bearing	34,091	33,185	2.7

Total Deposits	41,910	39,667	5.7
Short - Term Borrowings	1,015	5,724	-82.3
Long - Term Borrowings	6,232	9,571	-34.9
Other Liabilities	928	1,122	-17.4
Total Liabilities	50,085	56,084	-10.7
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,998	6,343	10.3
Noncontrolling Interest in Subsidiaries	11	10	7.9
Total Equity	7,009	6,353	10.3
Total Liabilities & Equity	$57,094	$62,437	-8.6%

Memo:
Average Interest Bearing Liabilities	$41,338	$48,480

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended March 31,		Percent
	2010	2009	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$423.4	$328.0	29.1%
Net Charge-Offs / Average Loans and Leases	3.94%	2.67%

Loan and Lease Loss Reserve ($millions)	$1,515.2	$1,352.1	12.1%
Loan and Lease Loss Reserve / Period-End Loans and Leases	3.55%	2.75%

Nonperforming Loans & Leases ($millions)	$1,953.8	$2,074.6	-5.8%
Nonperforming Loans & Leases / Period-End Loans and Leases	4.58%	4.21%

Loan and Lease Loss Reserve / Nonperforming Loans and
Leases*	80%	69%

Nonperforming Assets (NPA) ($millions)	$2,408.1	$2,418.9	-0.4%
NPA / Period-End Loans & Leases and Other Real Estate
Owned	5.59%	4.88%

Renegotiated ($millions)	$731.8	$446.0	64.1%

Loans past due 90 days or more ($millions)	$9.3	$16.1	-42.0%

* Excludes nonperforming loans held for sale.

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans and Leases	4.53%	3.90%
Commercial Real Estate	5.02	5.26
Residential Real Estate	5.15	5.58
Construction and Development	3.74	3.72
Home Equity Loans and Lines	4.98	5.19
Personal Loans and Leases	5.50	5.54
Total Loans and Leases	4.75	4.62
Investment Securities	3.47	4.26
Short - Term Investments	0.26	0.89
Interest Income (FTE) / Avg. Interest Earning Assets	4.41%	4.50%
Interest Bearing Deposits:
Savings and NOW	0.47%	0.13%
Money Market	0.80	0.62
Time	2.22	2.71
Foreign	0.41	0.33
Total Interest Bearing Deposits	1.34	1.69
Short - Term Borrowings	0.27	0.28
Long - Term Borrowings	3.44	4.24
Interest Expense / Avg. Interest Bearing Liabilities	1.63%	2.02%
Net Interest Margin (FTE) / Avg. Earning Assets	3.13%	2.82%
Interest Spread (FTE)	2.78%	2.48%

Notes:
(a) Nonperforming assets are comprised of nonaccrual loans & leases and other real estate owned.
(b) Based on average balances excluding fair value adjustments for available for sale securities.